UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 559-0300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on September 21, 2022, Dorchester Minerals, L.P., a Delaware limited partnership (the “Partnership”), entered into a Contribution and Exchange Agreement, dated September 16, 2022 (the “Contribution and Exchange Agreement”), with Excess Energy, LLC, a Texas limited liability company (“Excess”), the terms and conditions of which provide for Excess to contribute certain interests in oil and gas properties, rights and related assets (the “Properties”) to the Partnership in exchange for 816,719 common units representing limited partnership interests in the Partnership. The Properties consist of mineral, royalty and overriding royalty interests totaling approximately 2,100 net royalty acres located in 12 counties across Texas and New Mexico. The Contribution and Exchange Agreement included customary representations, warranties, covenants and indemnities of the Partnership and Excess and also provided for Excess to pay the Partnership at closing an amount of cash equal to the aggregate amount of cash receipts from or attributed to the Properties that were received by Excess during the period beginning on July 1, 2022 and ending on September 30, 2022.

No material relationships exist between the Partnership and Excess.

The Partnership and Excess structured the transaction as a non-taxable contribution and exchange. The Partnership completed its acquisition of the Properties of Excess pursuant to the Contribution and Exchange Agreement on September 30, 2022. In exchange, the Partnership issued to Excess an aggregate of 816,719 common units representing limited partnership interests in the Partnership after applying a 34,704 common unit reduction pursuant to Section 1.6 of the Contribution and Exchange Agreement, the offer and sale of which are registered by the Partnership’s registration statement on Form S-4.

The foregoing description of the Contribution and Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 2.1 to the Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2022, and is incorporated into Item 2.01 by reference. The Contribution and Exchange Agreement has been included to provide unitholders with information regarding its terms. It is not intended to provide any other factual information about the Partnership, Excess or their respective affiliates. The representations, warranties, and covenants contained in the Contribution and Exchange Agreement were made only for purposes of the Contribution and Exchange Agreement and as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to unitholders. Unitholders are not third-party beneficiaries under the Contribution and Exchange Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Contribution and Exchange Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On September 30, 2022, the Partnership issued a press release announcing the completion of the transaction contemplated by the Contribution and Exchange Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Contribution and Exchange Agreement dated September 16, 2022, by and among Dorchester Minerals, L.P., and Excess Energy, LLC (incorporated by reference to Exhibit 2.1 to Dorchester Minerals’ Current Report on Form 8-K filed with the SEC on September 21, 2022).

99.1	Press release dated September 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P.

	By:	Dorchester Minerals Management LP, its general partner

		By:	Dorchester Minerals Management GP LLC, its general partner

Date: September 30, 2022			By:	/s/ William Casey McManemin
William Casey McManemin
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit

2.1
Contribution and Exchange Agreement dated September 16, 2022, by and among Dorchester Minerals, L.P., and Excess Energy, LLC (incorporated by reference to Exhibit 2.1 to Dorchester Minerals’ Current Report on Form 8-K filed with the SEC on September 21, 2022).

99.1	Press release dated September 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)